ADMINISTRATIVE SERVICES AGREEMENT

ADMINISTRATIVE SERVICES AGREEMENT, made this 3rd day of January, 1984, by and between CALVERT

ADMINISTRATIVE SERVICES COMPANY, a Delaware corporation having its principal place of business in

Bethesda, Maryland ("CASC"), and CALVERT TAX-FREE RESERVES, a Massachusetts business trust created pursuant to a Declaration of Trust filed with the Secretary of State of the Commonwealth of

Massachusetts (the "Trust").

The parties hereto, intending so to be legally bound, agree with each other as follows:

1. Provision of Services. CASC hereby undertakes to provide the Trust with certain administrative services that the Trust will require in the conduct of its business. Such services shall include maintaining the Trust's organizational existence, preparing the Trust's prospectus, preparing notices,

proxy materials, reports to regulatory bodies and reports to shareholders of the Trust, determining the daily net asset value of shares of the Trust, determining the amount of the Trust's daily dividend of net investment income per share, keeping the Trust's portfolio books and records and other books and records, and such other incidental administrative services as are necessary to the conduct of the

Trust's affairs. The Trust hereby engages CASC to provide it with such services.

2. Scope of Authority. CASC shall be at all times, in the performance of its functions hereunder,

subject to any direction and control of the Trustees of the Trust and of its officers, and to the terms of its Declaration of Trust and By-Laws, except only that it shall have no obligation to provide to the

Trust any services that are clearly outside the scope of those contemplated in this Agreement. In the performance of its duties hereunder, CASC shall be authorized to take such action not inconsistent with the express provisions hereof as it deems advisable. It may contract with other persons to provide to the Trust any of the services contemplated herein under such terms as it deems reasonable and shall have the authority to direct the activities of such other persons in the manner it deems appropriate.

3. Other Activities of CASC. CASC and any of its affiliates shall be free to engage in any other lawful activity, including the rendering to others of services similar to those to be rendered to the

Trust hereunder; and CASC or any interested person thereof shall be free to invest in the Trust as shareholder, to become an officer or Trustee thereof if properly elected, or to enter into any other relationship with the Trust approved by the Trustees and in accordance with law.

CASC agrees that it will not deal with the Trust in any transaction in which CASC acts as a principal, except to the extent as may be permitted by the terms of this Agreement.

4. Record Keeping and Other Information. CASC shall, commencing on the effective date of this

Agreement, create and maintain all necessary administrative records of the Trust in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section

31(a) of the Investment Company Act of 1940, as amended (the "1940 Act"), and the Rules thereunder,

as amended from time to time. All records shall be the property of the Trust and shall be available for inspection and use by the Trust. Where applicable, such records shall be maintained by CASC for the periods and in the places required by Rule 31a-2 under the 1940 Act.

5. Audit, Inspection and Visitation. CASC shall make available during regular business hours all records and other data created and maintained pursuant to this agreement for reasonable audit and inspection by the SEC, the Trust or any person retained by the Trust.

6. Compensation to CASC. CASC shall be compensated by the Trust on a monthly basis for the services performed hereunder, the rate of compensation being set forth in Schedule A hereto. CASC shall have no responsibility hereunder to bear at its own expense any costs or expenses of the Trust other than those specifically assumed in Paragraph 1 hereof. Expenses incurred by CASC and not included within Schedule A hereto shall be reimbursed to CASC by the Trust, as appropriate; such expenses may include expenses incidental to meetings of the Trust's shareholders, taxes and corporate fees levied against the Trust, expenses of printing stock certificates representing shares of the Trust, expenses of printing, mailing notices, proxy material, reports to regulatory bodies and reports to shareholders of the Trust, expenses of typesetting prospectuses and printing and mailing prospectuses to shareholders of the Trust, and data processing expenses incidental to maintenance of the Trust's books and records. Such charges shall be payable by the Trust in full upon receipt of billing invoice; in lieu of reimbursing CASC for expenses incurred and not included within Schedule A hereto, the Trust may, in its discretion, directly pay such expenses.

7. Use of Names. The Trust shall not use the name of CASC in any prospectus, sales literature or other material relating to the Trust in any manner not approved prior thereto by CASC; provided,

however, that CASC shall approve all uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a State Securities Commission; and, provided,

further, that in no event shall such approval be unreasonably withheld. CASC shall not use the name of the Trust in any material relating to CASC in any manner not approved prior thereto by the Trust;

provided, however, that the Trust shall approve all uses of its name which merely refer in accurate terms to the appointment of CASC hereunder or which are required by the SEC or a State Securities

Commission; and, provided further, that in no event shall such approval be unreasonably withheld.

8. Security. CASC represents and warrants that, to the best of its knowledge, the various procedures and systems which CASC proposes to implement with regard to safeguarding from loss or damage attributable to fire, theft or any other cause (including provision for twenty-four hour a day restricted access) the Trust's books and records administered hereunder and CASC's records, data,

equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will implement them in a manner and make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder.

9. Limitation of Liability. The Trust shall indemnify and hold CASC harmless against any losses,

claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit brought by any person (including a shareholder naming the Trust as a party) other than the Trust not resulting from CASC's bad faith, willful misfeasance, reckless disregard of its obligations and duties or gross negligence arising out of, or in connection with

CASC's performance of its obligations hereunder.

The Trust shall also indemnify and hold CASC harmless against any losses, claims, damages,

liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim,

demand, action or suit (except to the extent contributed to by CASC's bad faith, willful misfeasance,

reckless disregard of its obligations and duties, or gross negligence) resulting from the negligence of the Trust, or CASC's acting upon any instructions reasonably believed by it to have been executed or communicated by any person duly authorized by the Trust, or as a result of CASC's acting in reliance upon advice reasonably believed by CASC to have been given by counsel for the Trust, or as a result of

CASC's acting in reliance upon any instrument reasonably believed by it to have been genuine and signed, countersigned or executed by the proper person.

CASC's liability for any and all claims of any kind, including negligence, for any loss or damage arising out of, connected with, or resulting from this agreement, or from the performance or breach thereof, or from the design, development, lease, repair, maintenance, operation or use of data processing systems as provided for by this agreement shall in the aggregate not exceed the total of

CASC's compensation hereunder for the six months immediately preceding the discovery of the circumstances giving rise to such liability.

In no event, shall CASC be liable for indirect, special, or consequential damages (even if CASC has been advised of the possibility of such damages) arising from the obligations assumed hereunder and the services provided for by this agreement, including but not limited to lost profits, loss of use of accounting systems, cost of capital, cost of substitute facilities, programs or services, downtime costs, or claims of the Trust's shareholders for such damage.

10. Limitation of Trust's Liability. CASC acknowledges that it has received notice of and accepts the limitation upon the Trust's liability set forth in Article XI of its Declaration of Trust. CASC agrees that the Trust's obligations hereunder in any case shall be limited to the Trust and to its assets and that CASC shall not seek satisfaction of any such obligation from the shareholders of the

Trust nor from any Trustee, officer, employee or agent of the Trust.

11. Force Majeure. CASC shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority,

national emergencies, work stoppages, fire, flood catastrophe, acts of God, insurrection, war, riot,

or failure of communication or power supply. In the event of equipment breakdowns beyond its control,

CASC shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

12. Amendments. CASC and the Trust shall regularly consult with each other regarding CASC's performance of its obligations hereunder. Any change in the Trust's registration statements under the

Securities Act of 1933, as amended, or the 1940 Act or in the forms relating to any plan, program or service offered by the current prospectus of the Trust which would require a change in CASC's obligations hereunder shall be subject to CASC's approval, which shall not be unreasonably withheld.

13. Duration, Termination, etc. Neither this agreement nor any provisions hereof may be changed,

waived, discharged, or terminated orally, but only by written instrument which shall make specific reference to this agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This agreement shall continue in effect until

January 4, 1985, and thereafter as the parties may mutually agree; provided, however, that this agreement may be terminated at any time by sixty days' written notice given by CASC to the Trust or sixty days' written notice given by the Trust to CASC; and provided further that this agreement may be terminated immediately at any time for cause either by the Trust or CASC in the event that such cause remains unremedied for no less than ninety days after receipt of written specification of such cause. Any such termination shall not affect the rights and obligations of the parties under Paragraphs

9 and 11 hereof. In the event that the Trust designates a successor to any of CASC's obligations hereunder, CASC shall, at the expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by CASC hereunder.

14. Miscellaneous. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This agreement shall be construed and enforced in accordance with and governed by the laws of the District of Columbia. The captions in this agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

IN WITNESS WHEREOF, the parties have duly executed this agreement as of the day and year first above written.

CALVERT ADMINISTRATIVE SERVICES COMPANY

BY

CALVERT TAX-FREE RESERVES

BY